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                                                                     EXHIBIT 5.1

                                  July 27, 2005

RTW, Inc.
8500 Normandale Lake Boulevard
Suite 1400
Bloomington, Minnesota 55437

      Re: Opinion of Counsel as to Legality of 350,000 shares of Common Stock to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 300,000 shares of Common Stock, no par value of the Company, issuable under the Company's 2005 Stock Plan and 50,000 shares issuable under the Company's 1995 Employee Stock Purchase Plan.

      As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that 350,000 shares of Common Stock to be offered pursuant to the Plans will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

      The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement registering the 350,000 shares of Common Stock under the Securities Act of 1933.

                                         Very truly yours,

                                         LINDQUIST & VENNUM P.L.L.P.

                                         /s/ Lindquist & Vennum P.L.L.P.